                                                                     EXHIBIT 3.6

                                     BYLAWS

                                       OF

                              PONCA HOLDINGS, INC.

                             Adopted and Effective

                                  May 3, 1991

                               TABLE OF CONTENTS

ARTICLE I         OFFICES.............................................1
   Section 1.     Registered Office...................................1
   Section 2.     Other Offices.......................................1

ARTICLE II        MEETINGS OF STOCKHOLDERS............................1

   Section 1.     Place of Meetings...................................1
   Section 2.     Annual Meetings.....................................1
   Section 3.     Special Meetings....................................1
   Section 4.     Quorum..............................................2
   Section 5.     Voting..............................................2
   Section 6.     List of Stockholders Entitled to Vote...............2

ARTICLE III       DIRECTORS...........................................3

   Section 1.     Number and Election of Directors....................3
   Section 2.     Vacancies...........................................3
   Section 3.     Duties and Powers...................................3
   Section 4.     Meetings............................................3
   Section 5.     Quorum..............................................4
   Section 6.     Actions by Written Consent..........................4
   Section 7.     Meetings by Conference Telephone....................4
   Section 8.     Committees..........................................4
   Section 9.     Compensation........................................5
   Section 10.    Interested Directors................................5

ARTICLE IV        OFFICERS............................................5

   Section 1.     General.............................................5
   Section 2.     Powers and Duties...................................5
   Section 3.     Election............................................6

ARTICLE V         STOCK...............................................6

   Section 1.     Form of Certificates................................6
   Section 2.     Signatures..........................................6
   Section 3.     Lost Certificates...................................6
   Section 4.     Transfers...........................................6

ARTICLE VI        NOTICES.............................................7

   Section 1.     Notices.............................................7
   Section 2.     Waivers of Notice...................................7


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

ARTICLE VII       INDEMNIFICATION.....................................7

   Section 1.     General.............................................7
   Section 2.     Expenses Related to Proceedings.....................7
   Section 3.     Advancement of Expenses.............................8
   Section 4.     Request for Indemnification.........................8
   Section 5.     Determining Entitlement to Indemnification
                             If No Change of Control..................8
   Section 6.     Determining Entitlement to Indemnification
                             If Change of Control.....................8
   Section 7.     Procedures of Independent Counsel...................8
   Section 8.     Expenses of Independent Counsel.....................9
   Section 9.     Trial De Novo.......................................9
   Section 10.    Non-Exclusivity....................................10
   Section 11.    Insurance and Subrogation..........................10
   Section 12.    Severability.......................................11
   Section 13.    Certain Persons Not Entitled to Indemnification....11
   Section 14.    Definitions........................................11
   Section 15.    Notices............................................12

ARTICLE VIII      GENERAL PROVISIONS.................................12

   Section 1.     Dividends..........................................12
   Section 2.     Disbursements......................................13
   Section 3.     Fiscal Year........................................13
   Section 4.     Corporate Seal.....................................13
   Section 5.     Amendments.........................................13

                                     BYLAWS

                                       OF

                              PONCA HOLDINGS, INC.
                        (hereinafter the "Corporation")



                                   ARTICLE I

                                    OFFICES

      Section 1. Registered Office. The registered office of the Corporation shall be located at 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, State of Delaware.

      Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

      Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      Section 2. Annual Meetings. The annual meeting of stockholders shall be held on such date and at such time as may be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

      Section 3. Special Meetings. Unless otherwise prescribed by law or by the Corporation's Certificate of Incorporation as may be amended and restated from time to time (the "Certificate of Incorporation"), special meetings of stockholders, for any purpose or purposes, may be called by either (a) the Chairman of the Board of Directors, if there be one or (b) the President, and shall be called by any officer of the Corporation at the instruction of a majority of the Board of Directors. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

      Section 4. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

      Section 5. Voting. Unless otherwise required by law, the Certificate of Incorporation or these bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the voting power of the stock represented and entitled to vote thereat. Such votes may be cast in person or by proxy but no proxy shall be voted or acted upon after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

      Section 6. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder of the Corporation who is present. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 6 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                                  ARTICLE III

                                   DIRECTORS

     Section 1. Number and Election of Directors. The business and affairs of the Corporation shall be managed by a Board of Directors initially consisting of one director. The number of directors of the Corporation may be increased or decreased from time to time by resolution adopted by the Board of Directors, but no decrease by the Board of Directors shall have the effect of shortening the term of any incumbent director. Except as provided in Section 2 of this Article III, directors shall be elected by a plurality of the votes cast at annual meetings of stockholders and each director so elected shall hold office until the next annual meeting and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. A director need not be a stockholder, a citizen of the United States or a resident of the State of Delaware.

     Section 2.    Vacancies.    Vacancies and newly created directorships
resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified or until their earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     Section 3. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

     Section 4. Meetings. Meetings shall be held at such time as the Board of Directors shall fix, except that the first meeting of a newly elected Board of Directors shall be held as soon after its election as the directors may conveniently assemble. The Chairman of the Board shall preside at meetings of the Board of Directors and at meetings of stockholders. Meetings shall be held at such place within or without the State of Delaware as may be fixed by the Board of Directors. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the President or a majority of the directors then in office. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him or her before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he or she attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

      Section 5. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 6. Actions by Written Consent. Unless otherwise provided by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, in one document or in counterparts, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

      Section 7. Meetings by Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these bylaws, members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

      Section 8. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Without limitation to the foregoing, any committee shall have the power and authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. Each committee shall keep regular minutes and report to the Board of Directors when required.

      Section 9. Compensation. Directors as such shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or any committee thereof; provided that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

      Section 10. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if (a) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (b) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee that authorizes the contract or transaction.

                                   ARTICLE IV

                                    OFFICERS

      Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President and a Secretary. The Board of Directors, in its discretion, may also choose a Treasurer and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these bylaws. The officers of the Corporation need not be stockholders of the Corporation or directors of the Corporation.

      Section 2. Powers and Duties. The officers of the Corporation shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The President shall be chief executive officer of the Corporation and shall have general supervision over the business, affairs and property of the Corporation.

      Section 3. Election. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors and may be altered from time to time except as otherwise provided by contract.

                                   ARTICLE V

                                     STOCK

      Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed in the name of the Corporation
(a) by the President or a Vice President and (b) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder.

      Section 2. Signatures. Where a certificate is countersigned by (a) a transfer agent other than the Corporation or its designated employees or (b) a registrar other than the Corporation or its designated employees, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

      Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

      Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his or her attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

                                   ARTICLE VI

                                    NOTICES

      Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these bylaws to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by facsimile transmission, telegram, telex or cable.

      Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these bylaws to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE VII

                                INDEMNIFICATION

      Section 1. General. The Corporation shall indemnify, and advance Expenses (as this and all other capitalized words used in this Article VII and not previously defined in these bylaws are defined in Section 14 of this Article
VII) to, Indemnitee to the fullest extent permitted by applicable law in effect on the date of the effectiveness of these bylaws, and to such greater extent as applicable law may thereafter permit. The rights of Indemnitee provided under the preceding sentence shall include, but not be limited to, the right to be indemnified to the fullest extent permitted by Section 145(b) of the D.G.C.L. in Proceedings by or in the right of the Corporation and to the fullest extent permitted by Section 145(a) of the D.G.C.L. in all other Proceedings. The provisions set forth below in this Article VII are provided in furtherance, and not by way of limitation, of the obligations expressed in this Section 1.

      Section 2. Expenses Related to Proceedings. If Indemnitee is, by reason of his or her Corporate Status, a witness in or a party to and is successful, on the merits or otherwise, in any Proceeding, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf relating to each Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter.

      Section 3. Advancement of Expenses. Indemnitee shall be advanced Expenses within ten days after requesting them to the fullest extent permitted by
Section 145(e) of the D.G.C.L

      Section 4. Request for Indemnification. To obtain indemnification Indemnitee shall submit to the Corporation a written request with such information as is reasonably available to Indemnitee. The Secretary of the Corporation shall promptly advise the Board of Directors of such request.

      Section 5. Determining Entitlement to Indemnification If No Change of Control. If there has been no Change of Control at the time the request for Indemnification is sent, Indemnitee's entitlement to indemnification shall be determined in accordance with Section 145(d) of the D.G.C.L. If entitlement to indemnification is to be determined by Independent Counsel, the Corporation shall furnish notice to Indemnitee within ten days after receipt of the request for indemnification, specifying the identity and address of Independent Counsel. Indemnitee may, within fourteen days after receipt of such written notice of selection, deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis of such assertion. If there is an objection to the selection of Independent Counsel, either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for a determination that the objection is without a reasonable basis and/or for the appointment of Independent Counsel selected by the court.

      Section 6. Determining Entitlement to Indemnification If Change of Control. If there has been a Change of Control at the time the request for indemnification is sent, Indemnitee's entitlement to indemnification shall be determined in a written opinion by Independent Counsel selected by Indemnitee. Indemnitee shall give the Corporation written notice advising of the identity and address of the Independent Counsel so selected. The Corporation may, within seven days after receipt of such written notice of selection, deliver to Indemnitee a written objection to such selection. Indemnitee may, within five days after the receipt of such objection from the Corporation, submit the name of another Independent Counsel and the Corporation may, within seven days after receipt of such written notice of selection, deliver to Indemnitee a written objection to such selection. Any objection is subject to the limitations in
Section 5 of this Article VII. Indemnitee may petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for a determination that the Corporation's objection to the first and/or second selection of Independent Counsel is without a reasonable basis and/or for the appointment as Independent Counsel of a person selected by the court.

      Section 7. Procedures of Independent Counsel. If there has been a Change of Control before the time the request for indemnification is sent by Indemnitee, Indemnitee shall be presumed (except as otherwise expressly provided in this Article VII) to be entitled to indemnification upon submission of a request for indemnification in accordance with Section 4 of this Article VII, and thereafter the Corporation shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used by Independent Counsel as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel convinces him or her by clear and convincing evidence that the presumption should not apply.

      Except in the event that the determination of entitlement to indemnification is to be made by Independent Counsel, if the person or persons empowered under Section 5 or 6 of this Article VII to determine entitlement to indemnification shall not have made and furnished to Indemnitee in writing a determination within sixty days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by law. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article VII) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that (a) Indemnitee did not act in good faith and in a manner that he or she reasonably believed, in the case of conduct in his or her official capacity as a director of the Corporation, to be in the best interests of the Corporation or in all other cases that at least his or her conduct was not opposed to the Corporation's best interests, or (b) with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

      Section 8. Expenses of Independent Counsel. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this Article VII and in any proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his or her selection until a court has determined that such objection is without a reasonable basis.

      Section 9. Trial De Novo. In the event that (a) a determination is made pursuant to Section 5 or 6 of this Article VII that Indemnitee is not entitled to indemnification under this Article VII, (b) advancement of Expenses is not timely made pursuant to Section 3 of this Article VII, (c) Independent Counsel has not made and delivered a written opinion determining the request for indemnification (i) within ninety days after being appointed by a court, (ii) within ninety days after objections to his or her selection have been overruled by a court or (iii) within ninety days after the time for the Corporation or Indemnitee to object to his or her selection or (d) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 5, 6 or 7 of this Article VII, Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 9, the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or deemed to have been made that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 9, or otherwise, unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification, or such indemnification is prohibited by law.

      The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 9 that the procedures and presumptions of this Article VII are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all provisions of this Article VII. In the event that Indemnitee, pursuant to this
Section 9, seeks a judicial adjudication to enforce his or her rights under, or to recover damages for breach of, this Article VII, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him or her in such judicial adjudication, but only if he or she prevails therein. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

      Section 10. Non-Exclusivity. The rights of indemnification and to receive advancement of Expenses as provided by this Article VII shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, these Bylaws, any agreement, a vote of stockholders, a resolution of the Board of Directors or otherwise. No amendment, alteration or repeal of this Article VII or any provision hereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Article VII shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of his or her heirs, executors and administrators.

      Section 11. Insurance and Subrogation. To the extent the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of coverage available for any such director, officer, employee or agent under such policy or policies.

      In the event of any payment hereunder, the Company shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including



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

execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

      The Company shall not be liable under this Article VII to make any payment of amounts otherwise indemnifiable hereunder if, and to the extent that, Indemnitee has otherwise actually receive such payment under any insurance policy, contract, agreement or otherwise.

      Section 12. Severability. If any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article VII shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

      Section 13. Certain Persons Not Entitled to Indemnification. Notwithstanding any other provision of this Article VII, no person shall be entitled to indemnification or advancement of Expenses under this Article VII with respect to any Proceeding, or any Matter therein, brought or made by such person against the Corporation.

      Section 14. Definitions. For purposes of this Article VII:

      "Change of Control" means a change in control of the Corporation after the date of adoption of these bylaws in any one of the following circumstances:
(a) there shall have occurred an event required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), whether or not the Corporation is then subject to such reporting requirement, which event has not previously been approved by a vote of at least two-thirds of the members of the Board of Directors in office immediately preceding such event; (b) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 15% or more of the combined voting power of the Corporation's then outstanding voting securities without prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person's attaining such percentage interest; (c) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter or (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

      "Corporate Status" describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.

      "D.G.C.L." means the Delaware General Corporation Law.

      "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

      "Indemnitee" includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Section 1 or 2 of this Article by reason of his or her Corporate Status.

      "Independent Counsel" means a law firm, or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years previous to his or her selection or appointment has been, retained to represent: (a) the Corporation or Indemnitee in any matter material to either such party, (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder or (c) the beneficial owner, directly or indirectly, of securities of the Corporation representing 5% or more of the combined voting power of the Corporation's then outstanding voting securities.

      "Matter" is a claim, a material issue, or a substantial request for relief.

      "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 9 of this Article VII to enforce his or her rights under this Article VII.

      Section 15. Notices. Any communication required or permitted to the Corporation shall be addressed to the Secretary of the Corporation and any such communication to Indemnitee shall be addressed to his or her home address unless he specifies otherwise and shall be personally delivered or delivered by overnight mail delivery.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

      Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

      Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

      Section 3. Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year, unless otherwise fixed by resolution of the Board of Directors.

      Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.

      Section 5. Amendments. These bylaws may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted by the stockholders or by the Board of Directors of the Corporation.



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